THIS  NOTE  HAS NOT  BEEN  REGISTERED  UNDER  THE
                SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

                THE TRANSFER OF THIS NOTE IS RESTRICTED BY A NOTE PURCHASE AGREEMENT BY AND BETWEEN THE 1818 FUND II, L.P. AND THE ISSUER OF THIS NOTE, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE ISSUER OF THIS NOTE.

                       THE WELLCARE MANAGEMENT GROUP, INC.

                       8.0% SUBORDINATED CONVERTIBLE NOTE
                              DUE DECEMBER 31, 2002



                                                              New York, New York
                                                                January 19, 1996


         FOR VALUE RECEIVED, the undersigned, The WellCare Management Group, Inc., a New York corporation (the "Company"), hereby promises to pay to The 1818 Fund II, L.P. or registered assigns, at such place as the holder of this Note shall from time to time designate to the Company in writing, on December 31, 2002, or, if such date is not a Business Day, on the next day that is a Business Day, a total of Fifteen Million Dollars ($15,000,000) with daily interest from the date hereof to and including the maturity hereof at the rate set forth in
Section 2 hereof, said interest being payable in quarterly installments in arrears on the Business Day immediately preceding the last Business Day of March, June, September and December in each year, com mencing March 31, 1996, to the Person in whose name this Note is registered at the close of business on the fifteenth day of the month in which the payment date occurs, and at the stated or any accelerated maturity hereof or, if the date of any such stated or accelerated maturity is not a Business Day, on the next day that is a Business Day. In case an Event of Default (as defined in Section 11) shall occur and be continuing, the entire principal amount of this Note may become or be declared to be due and payable in the manner and with the effect provided herein. Certain capitalized terms used herein are defined in Section 12. Capitalized terms not defined herein have the meanings ascribed to them in the Note Purchase Agreement, dated as of the date hereof, by and between the Company and The 1818 Fund II, L.P. (the "Fund"), as amended by amendment No.1 contained in a letter agreement, dated February 28, 1997 between the Company and the Fund ("Amendment No. 1"), and as further amended by amendment No.2 contained in a letter agreement, dated January 14, 1998 between the Company and the Fund ("Amendment No. 2"), and as further amended, supplemented or modified in accordance with the terms thereof, the "Note Purchase Agreement". This Note was originally issued on January 19, 1996 (the "Original Note") and has been amended and restated to reflect the changes set forth in Amendment No. 1 and Amendment No. 2 and to reflect the conversion of $5,000,000 principal amount of the Original Note on May 15, 1998 pursuant to Amendment No. 2.

Section 1.  The Notes.

         This 8.0% Subordinated Convertible Note is issued pursuant to the Note Purchase Agreement and the holder of this Note is entitled to the benefits of this Note, the Note Purchase Agreement and the Registration Rights Agreement and may enforce the agreements of the Company contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto. All of the 8.0% Subordinated Convertible Notes issued pursuant to the Note Purchase Agreement are referred to herein as the "Notes."

Section 2.  Interest.

         The Company will pay interest on the principal amount hereof, until the principal amount hereof is paid in full, at a rate of 8.0% per annum. Interest on this Note will accrue from and including the most recent date to which interest has been paid (or, if no interest has been paid, from and including the date of issuance of this Note) to but excluding the date of payment. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue interest (including without limitation, Special Interest (as defined in Section
4)) to the full extent permitted by law at a rate equal to 10.0% per annum.

Section 3.  Method of Payment.

         The registered holder of this Note at the close of business on the fifteenth day of the month in which the interest payment date occurs, or, if such date is not a Business Day, on the next succeeding Business Day shall be entitled to receive interest on this Note, even if this Note is converted or cancelled after the record date and on or before the interest payment date. The holder of this Note must surrender it to the Company to collect the principal payment; provided, however, that, if upon surrender of this Note the holder does not receive the full principal amount of this Note plus accrued but unpaid interest thereon (including without limitation, Special Interest), then the holder shall be issued a new Note equal in principal amount to the outstanding principal balance on this Note. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company shall pay principal, interest and all other amounts due hereunder in immediately available funds.

Section 4.  Special Interest.

         In the event that the Company shall declare a dividend or make any other distribution (including, without limitation, in capital stock (which shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Company, whether or not pursuant to a shareholder rights plan, "poison pill" or similar arrangement, or other property or assets) on or with respect to the Common Stock other than (x) a Regular Distribution (as defined in Section 7.4(f)) or (y) a dividend or distribution paid solely in shares of Common Stock, then the Board of Directors of the Company shall declare, and the holder of this Note shall be entitled to receive, interest ("Special Interest") in an amount equal to the amount of such dividend or distribution received by a holder of the number of shares of Common Stock for which this Note is convertible on the record date for such dividend or distribution. Any such amount shall be paid to the holder of this Note at the same time such dividend or distribution is made to holders of shares of Common Stock.

Section 5.  Mandatory Redemption at the Option of the Holder.

         5.1 Change of Control. If one or more events constituting a Change of Control shall occur, the holder of this Note shall have the right, on the date specified in Section 5.2 (the "Mandatory Redemption Date"), to require the Company to redeem (a "Mandatory Redemption") all (but not less than all) of the Notes then held by such holder at a price (the "Mandatory Redemption Price") equal to (i) 150% of the principal amount of such Notes plus (ii) an amount equal to all accrued and unpaid interest thereon (including, without limitation, Special Interest), whether or not currently payable, to the applicable Mandatory Redemption Date, in immediately available funds.

         5.2 Notice. Notice of a Change of Control (the "Change of Control Notice") shall be mailed no more than 15 Business Days after the occurrence of a Change of Control to each holder of Notes, at such holder's address as it appears on the transfer books of the Company. The date fixed for each Mandatory Redemption shall be fixed by the Company and shall be no less than 20 days or more than 40 days after the date of the Change of Control Notice. Notwithstanding the foregoing and Section 5.1 hereof, in the event of the occurrence of a Change of Control of the types set forth in any of clauses
(iii), (iv) or (vi) of the definition of "Change of Control," the Change of Control Notice shall be mailed to each holder of Notes no later than 10 Business Days prior to the consummation of the transaction contemplated by such clause
(iii), (iv) or (vi), as the case may be, and the Company shall not be required to purchase any Notes unless such transaction shall be consummated, in which case the Company shall be required to purchase such Notes immediately prior to the consummation of such transaction.

         5.3 Provisions of Notice. The right of the holders of Notes to require the Company to effect a Mandatory Redemption shall remain in effect from the time of the mailing of, until the redemption date set forth in, the Change of Control Notice. The Change of Control Notice shall be accompanied by a copy of the information most recently required to be supplied under Sections 8.1(a) and 8.1(b) of the Note Purchase Agreement. The Change of Control Notice shall contain all instruments and materials necessary to enable the holder of this Note to tender this Note pursuant to the Change of Control Offer. The Change of Control Notice, which shall govern the terms of the Mandatory Redemption, shall state:

               (i) that a Change of Control has occurred, that each holder of Notes has the right to require the Company to effect a Mandatory Redemption pursuant to this Section 5 and that tendered Notes will be redeemed;

               (ii) the redemption price and the date for redemption;

               (iii) that each holder of Notes may require the Company to redeem all (but not less than all) Notes held thereby;

               (iv) that the Notes redeemed pursuant to the Mandatory Redemption shall cease to accrue interest after the designated date for purchase (unless the Company shall default in the payment of the Mandatory Redemption Price, in which case the Notes shall not cease to accrue interest after such date;

               (v)  such  other   information   respecting  the  procedures  for
          effecting the Mandatory Redemption as the Company shall include and such other information as may be required by law; and

               (vi) that (unless otherwise required by law) any holder of Notes will be entitled to withdraw his or her election if the Company receives, not later than the close of business on the third Business Day next preceding the date scheduled for redemption, facsimile transmission or letter setting forth the name of such holder, the principal amount of Notes such holder delivered for redemption and a statement that such holder is withdrawing election to have such Notes redeemed.

         5.4 Redemption Procedure. The holder of this Note may elect to require the Company to redeem all (but not less than all) of the Notes held by such holder pursuant to a Mandatory Redemption by delivery of written notice thereof to the Company prior to the date fixed for such Mandatory Redemption. If the holder of this Note so elects, on the date fixed for any Mandatory Redemption, such holder shall surrender all of the Notes held thereby to the Company at the place designated in the Change of Control Notice. From and after the Mandatory Redemption Date (i) such Notes shall no longer be deemed outstanding, (ii) the right to receive interest thereon shall cease to accrue and (iii) all rights of the holders of such Notes shall cease and terminate, excepting only the right to receive the Mandatory Redemption Price therefor; provided, however, that if the Company shall default in the payment of the Mandatory Redemption Price, the Notes shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Notes until such time as such default shall no longer be continuing or shall have been waived by holders of at least 66-2/3% of the then outstanding principal amount of the Notes.

Section 6.  Optional Redemption.

         6.1 Redemption by Company. Except as otherwise provided herein, the Company shall not have any right to prepay or redeem this Note. On and after January 19, 2000 the Company shall have the right, at any time and from time to time at its sole option and election, to redeem (the "Optional Redemption") the Notes, in whole but not in part, on not less than 30 days notice of the date of redemption, which must be a Business Day (any such date an "Optional Redemption Date") at a price (the "Optional Redemption Price") equal to (i) 100% of the outstanding principal amount of the Notes plus (ii) an amount equal to all accrued and unpaid interest thereon (including without limitation, Special Interest), whether or not currently payable, to the Optional Redemption Date, in cash or other immediately available funds. Notwithstanding the forgoing, the Company may redeem the Notes only if the approval of the Commissioner of Health of the State of New York (the "Approval") has been obtained and has not been withdrawn (in each case, in the reasonable judgment of the holder), and if the Approval has not been obtained or if obtained and has been withdrawn (in each case, in the reasonable judgment of the holder) then the Company shall have no right to redeem the Notes until Approval has been obtained and has not been withdrawn (in each case, in the reasonable judgment of the holder). Both parties will seek to obtain the Approval as soon as practicable after February 28, 1997. If the Company shall commence a voluntary case under any Bankruptcy Law or consent to the entry of an order for relief in an involuntary case under any Bankruptcy Law or to the appointment of a Custodian of the corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, the Company shall be deemed to have elected to redeem the Notes as provided in this Section 6.1 and shall so redeem the Notes as provided in this
Section 6.

         6.2 Change of Control. Notwithstanding the foregoing, any Notes redeemed pursuant to this Section 6 at a time when the Corporation would be required to deliver a Change of Control Notice in accordance with Section 5 in anticipation of, in connection with or as a result of a potential Change of Control shall be redeemed at a price equal to the Mandatory Redemption Price. In the event a Change of Control occurs within 24 months after the redemption of any Notes pursuant to this Section 6 and the funds utilized to effect such redemption were derived in whole or part from sources other than (i) cash generated from operations of the business or (ii) borrowings of the Company not guaranteed by third parties, the Company shall pay to the Persons from whom such Notes were redeemed, on the date of such Change of Control, an amount equal to 50% of the principal amount of the Notes so redeemed from such Person.

         6.3 Notice. Notice of the Optional Redemption (the "Optional Redemption Notice") shall be mailed at least 30, but not more than 60, days prior to the date fixed for redemption to each holder of the Notes, at such holder's address as it appears on the transfer books of the Company. In order to facilitate the redemption of the Notes, the Board of Directors of the Company may fix a record date for the determination of the Notes to be redeemed, or may cause the transfer books of the Company for the Notes to be closed, not more than 60 days or less than 30 days prior to the date fixed for such redemption.

         6.4 Deposit of Funds. On the Optional Redemption Date, the Company shall, and at any time after the Optional Redemption Notice shall have been mailed and before the date of Optional Redemption the Company may, deposit for the benefit of the holders of the Notes the funds necessary for the Optional Redemption with a bank or trust company in the Borough of Manhattan, The City of New York, having a capital and surplus of at least $100,000,000. Any moneys so deposited by the Company and unclaimed at the end of two years from the date designated for the Optional Redemption shall revert to the general funds of the Company or as otherwise required by law. After such reversion, any such bank or trust company shall, upon demand, pay over to the Company such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of Notes shall look only to the Company for the payment of the Optional Redemption Price. In the event that moneys are deposited pursuant to this Section 6.4 in respect of Notes that are converted in accordance with the provisions of Section 7, such moneys shall, upon such conversion, revert to the general funds of the Company and, upon demand, such bank or trust company shall pay over to the Company such moneys and shall be relieved of all responsibilities to the holders of such converted Notes in respect thereof. Any interest accrued on funds deposited pursuant to this
Section 6.4 shall be paid from time to time to the Company for its own account.

         6.5 Termination of Rights. The Optional Redemption Notice having been given as aforesaid, upon the deposit of funds pursuant to Section 6.4 in respect of the Notes to be redeemed pursuant to Section 6.1, notwithstanding that any such Notes themselves shall not have been surrendered for cancellation, from and after the Optional Redemption Date (i) the Notes shall no longer be deemed outstanding, (ii) the rights to receive interest thereon shall cease to accrue and (iii) all rights of the holders of the Notes shall cease and terminate, excepting only the right to receive the

Optional Redemption Price therefor and the right to convert such Notes into shares of Common Stock until the close of business on the Optional Redemption Date, in accordance with Section 7; provided, however, that if the Company shall default in the payment of the Optional Redemption Price, the Notes shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Notes until such time as such default shall no longer be continuing or shall have been waived by holders of at least 66-2/3% of the then outstanding principal amount of the Notes.

Section 7.  Conversion.

         7.1 Right to Convert. Following the expiration or termination of applicable waiting periods under the HSR Act, including any extensions thereof, the holder of this Note shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this
Section 7, all or any integral multiple of $100,000 of the then outstanding principal amount of this Note into such number of fully paid and non-assessable shares of Common Stock as is equal, subject to Section 7.7, to the quotient of the principal of this Note being so converted divided by the Conversion Price then in effect. Notwithstanding the foregoing, if the holder of this Note shall have purchased this Note in a public offering or subsequent to such a public offering thereof, then the holder of this Note may convert all or any integral multiple of $1,000 of the outstanding principal amount of this Note. Such conversion right shall be exercised by the surrender of this Note to the Company at any time during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the holder elects to convert this Note (or a specified portion of the outstanding principal amount thereof) and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Company) by a written instrument or instruments of transfer in form reasonably satisfactory to the Company duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 7.11. If less than all of the then outstanding principal amount of this Note is to be converted, the Company will promptly issue and deliver to the holder a new Note in the principal amount of the unconverted portion of the Note submitted for conversion; provided, however, that the principal amount of such Note shall not be less than $1,000.00;
provided further, that if the principal amount of the unconverted portion of this Note is less than $1,000.00, then such amount shall be paid to the holder of this Note in cash or other immediately available funds upon such conversion.

         7.2 Issuance of Common Stock. As promptly as practicable after the surrender, as herein provided, of this Note for conversion pursuant to Section 7.1, the Company shall deliver to or upon the written order of the holder of this Note so surrendered a certificate or certificates representing the number of fully paid and nonassessable shares of Common Stock into which this Note may be or has been converted in accordance with the provisions of this Section 7. Subject to the following provisions of this paragraph and of Section 7.4, such conversion shall be deemed to have been made immediately prior to the close of business on the date that this Note shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the shares of Common Stock deliverable upon conversion of this Note shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such appropriate time, and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no surrender shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock deliverable upon such conversion as the record holder or holders of such shares of Common Stock while the transfer books of the Company for shares of Common Stock shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Conversion Price in effect at, such time on such next succeeding day. In case of the redemption of this Note pursuant to Section 6, the right of conversion shall cease and terminate at the close of business on the date fixed for redemption, unless the Company shall default in the payment of the applicable redemption price for this Note. If the last day for the exercise of the conversion right shall not be a Business Day, then such conversion right may be exercised on the next succeeding Business Day.

         7.3 Payment of Interest. When this Note is converted, all interest (including, without limitation, Special Interest) accrued and unpaid (whether or not cur rently payable) on this Note to the date of conversion shall be immediately due and payable, in cash or other immediately available funds, and must accompany the shares of Common Stock issued upon such conversion.

         7.4 Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment as follows:

              (a) In case the Company shall at any time or from time to time (i) pay a dividend or make a distribution (other than a dividend or distribution paid or made to the holder of this Note in the manner provided in Section 4) on the outstanding shares of Common Stock in shares of Common Stock or other equity interests (which, for purposes of this Section 7.4 shall include, without limitation, any dividends or distributions in the form of options, warrants or other rights to acquire shares of Common Stock or other equity interests) of the Company, (ii) subdivide the outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, (iv) issue any equity interest in a reclassification of the shares of Common Stock or (v) pay a dividend or make a distribution on the outstanding shares of Common Stock in shares of Common Stock or other equity interests pursuant to a rights plan, "poison pill" or similar arrangement, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the holder of this Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Company that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had this Note been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 7.4(a) shall become effective retroactively (i) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution or (ii) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

              (b) In case the Company shall at any time or from time to time issue or sell shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock) (other than (i) options to acquire shares of Common Stock granted on or prior to January 14, 1998 to any officer, director, employee or consultant of the Company or any Subsidiary of the Company or (ii) up to 100,000 shares of Common Stock (subject to adjustment) issued upon the exercise of those certain Stock Purchase Warrants issued by the Company to J.J. Farrell Associates, Inc. on July 7, 1994), at a price per share less than either the Current Market Price per share or the Conversion Price per share then in effect at the record date referred to in the following sentence (treating (A) the price per share of any security convertible or exchangeable or exercisable into shares of Common Stock as equal to (i) the sum of the price for such security convertible, exchangeable or exercisable into shares of Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into shares of Common Stock divided by (ii) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security and
(B) the price per share of any security issued in connection with the settlement or compromise any claim, action, suit, proceeding or dispute or in connection with the satisfaction of any judgment relating to the foregoing as equal to $.01), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect on the day immediately prior to such record date by a fraction (x) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock issued or to be issued (or the maximum number into which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock that the aggregate consideration for the total number of such additional shares of Common Stock so issued (or into which such convertible or exchangeable securities may convert or exchange or for which such options, warrants or other rights may be exercised, plus the aggregate amount of any additional consideration initially payable upon conversion, exchange or exercise of such security) would purchase at the greater of the Current Market Price per share or the Conversion Price per share on such record date. Such adjustment shall be made whenever such shares of Common Stock, securities, options, warrants or other rights are issued, and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such shares of Common Stock, securities, options, warrants or other rights; provided, however, that the determination as to whether an adjustment is required to be made pursuant to this Section 7.4(b) shall only be made upon the issuance of such shares of Common Stock or such convertible or exchangeable securities, options, warrants or other rights, and not upon the issuance of the security into which such convertible or exchangeable security converts or exchanges, or the security underlying such option, warrants or other right; provided further, that if any convertible or exchangeable securities, options, warrants or other rights (or any portions thereof) that shall have given rise to an adjustment pursuant to this Section 7.4(b) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such convertible or exchangeable securities, options, warrants or other rights there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Price hereunder shall be readjusted (but to no greater extent than originally adjusted with respect to the related event) on the basis of (x) eliminating from the computation any additional shares of Common Stock corresponding to such convertible or exchangeable securities, options, warrants or other rights as shall have expired or terminated, (y) treating the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such convertible or exchangeable securities, options, warrants or other rights as having been issued for the consideration actually received and receivable therefor and (z) treating any of such convertible or exchangeable securities, options, warrants or other rights that remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time.

(c) In case the Company shall at any time or from time to time distribute on or with respect to the shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the resulting or surviving corporation and the shares of Common Stock are not changed or exchanged) cash, evidences of indebtedness of the Company or another issuer, securities of the Company or another issuer or other assets (excluding
(i) Regular Distributions, (ii) dividends and distributions paid or made to the holder of this Note in the manner provided in Section 4 and (iii) dividends payable in shares of Common Stock for which adjustment is made under Section 7.4(a)) or rights or warrants to subscribe for or purchase securities of the Company (excluding those referred to in Section 7.4(b)) then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of the shares of Common Stock on the record date referred to below and (y) the denominator of which shall be such Current Market Price of the shares of Common Stock less the amount that a willing buyer would pay a willing seller in an arm's-length transaction at such time (as determined in good faith by the Board of Directors of the Company) for the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one Unit (but such denominator not to be less than one); provided, however, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Company if the holder of this Note would otherwise be entitled to receive such rights upon conversion at any time of this Note into shares of Common Stock unless such rights are subsequently redeemed by the Company, in which case such redemption shall be treated for purposes of this Section 7.4(c) as a distribution on the shares of Common Stock. Such adjustment shall be made whenever any such distribution is made; provided, however, that in the case of a Cash Distribution (as defined in Section 7.4(f)) such adjustment shall be calculated not later than 45 days following the last day of the Calculation Period (as defined in Section 7.4(f)). The adjustment shall become effective retroactively to a date immediately following the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such distribution.

              (d) In case the Company at any time or from time to time shall take any action affecting the shares of Common Stock or its other equity interests, if any, other than an action described in any of Section 7.4(a) through Section 7.4(c), inclusive, or Section 7.8, then, and in each such case, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Company in good faith determines to be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Notes).

              (e) Notwithstanding anything herein to the contrary, no adjustment under this Section 7.4 need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price. Any adjustment to the Conversion Price carried forward and not theretofore made shall be made immediately prior to the conversion of this Note pursuant hereto.

              (f) For purposes of Section 7.4(c), a "Regular Distribution" shall mean a distribution of cash or cash equivalents on or with respect to the Common Stock (a "Cash Distribution") in an amount that, when added to the amount of all other Cash Distributions made during the 12-month period ending on the last day of the fiscal quarter of the Company in which such Cash Distribution is made (or, if this Note has been outstanding for a period shorter than 12 months, the period from the first day of the fiscal quarter in which this Note was issued to the last day of such fiscal quarter) (the "Calculation Period"), does not exceed, on the Business Day immediately preceding the date of such distribution, either (i) 1% of the Current Market Price of the Common Stock or (ii) 12.5% of the net income of the Company (calculated in accordance with generally accepted accounting principles consistently applied) for the 12-month period ending on the last day of the immediately preceding fiscal quarter of the Company.

         7.5 No Adjustment for Taking Record Only. If the Company shall take a record of the holders of shares of Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to holders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

         7.6 Officers' Certificate. Upon any increase or decrease in the Conversion Price, then, and in each such case, the Company promptly shall deliver to the registered holder of this Note at least 10 Business Days prior to effecting any of the foregoing transactions a certificate, signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment. Within 10 days after the end of each fiscal quarter of the Company, the Company will provide the holder with a certificate signed by one of the aforesaid officers, setting forth the Conversion Price as of the end of such quarter and any increases or decreases in the Conversion Price (and the events giving rise thereto) during such quarter, which certificate shall be accompanied by a certification from Deloitte & Touche LLP (or any successor thereto or another nationally recognized independent accounting firm) of the information set forth in the Company's certificate.

         7.7 No Fractional Shares Issued. No fractional Shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of this Note. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate outstanding principal amount of the Notes so surrendered. If the conversion of any Note or Notes results in a fraction, an amount equal to such fraction multiplied by the Current Market Price of the Common Stock on the Business Day preceding the day of conversion shall be paid to such holder in cash by the Company.

         7.8 Subsequent Transactions. In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock or other equity interests, if any, or in case of any consolidation or merger of the Company with or into another Person (other than a consolidation or merger in which the Company is the resulting or surviving Person and which does not result in any reclassification or change of shares of Common Stock or other outstanding equity interests, if any), or in case of any sale or other disposition to another Person of all or substantially all of the assets of the Company (any of the foregoing, a "Transaction"), the Company, or such successor or purchasing Person, as the case may be, shall execute and deliver to each holder of Notes at least 10 Business Days prior to effecting any of the foregoing Transactions a certificate stating that the holder of each Note then outstanding shall have the right thereafter to convert such Note into the kind and amount (estimating such amount to the extent necessary) of equity securities or other securities (of the Company or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such Note could have been converted immediately prior to such Transaction. Such certificate shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. If, in the case of any such
Transaction, the equity securities, other securities, cash or property receivable thereupon by a holder of shares of Common Stock includes equity or other securities of a Person other the successor or purchasing Person and other than the Company, that controls or is controlled by the successor or purchasing Person or which, in connection with such Transaction, issues equity securities, other securities, other property or cash to holders of shares of Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically acknowledge the obligations of such successor or purchasing Person and acknowledge its obligations to issue such equity securities, other securities, other property or cash to the holders of Notes upon conversion of the Notes as provided above. The provisions of this
Section 7.8 and any equivalent thereof in any such certificate similarly shall apply to successive Transactions. The provisions of this Section 7.8 and any equivalent thereof in any such certificate are and shall be in addition to, and not in lieu of, the requirements of the Note Purchase Agreement with respect to a Change of Control Offer.

         7.9 Notice of Certain Events. In case at any time or from time to time:

              (a)  the  Company   shall   declare  a  dividend   (or  any  other
distribution) on the shares of Common Stock or other equity interests, if any, of the Company;

              (b) the Company shall authorize the granting to the holders of the shares of Common Stock or other equity interests, if any, of the Company of rights or warrants to subscribe for or purchase any equity interests of any class or of any other rights or warrants;

              (c) there shall be any reclassification of the shares of Common Stock or other equity interests, if any, of the Company, or any consolidation or merger to which the Company is a party and for which approval of any holders of shares of Common Stock of the Company is required, or any sale or other disposition of all or substantially all of the assets of the Company; or

              (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall mail to each holder of Notes at such holder's address as it appears on the transfer books of the Company, as promptly as possible but in any event at least ten days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or
(y) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective; provided, however, that in the case of any event to which Section 7.8 applies, the Company shall give at least 10 days' prior written notice as aforesaid. Such notice shall also specify the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for equity securities or other securities or property or cash deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

         7.10 Reservation of Shares. The Company shall at all times reserve and keep available for issuance upon the conversion of the Notes, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all the then outstanding principal amount of the Notes and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all the then outstanding principal amount of the Notes.

         7.11 Issue Taxes. The issuance or delivery of certificates for shares of Common Stock upon the conversion of Notes shall be made without charge to the converting holder of Notes for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the holders of the Notes converted; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the Notes, and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

Section 8.  Board Representation.

         8.1 Designation of Directors. If on any date (i) the Company shall have defaulted in the payment of interest (including, without limitation, Special

Interest) on the Notes when the same becomes due and payable and such default continues for a period of 180 days, whether or not such payment shall be prohibited by Section 9 hereof, or (ii) a breach of any of the Company's agreements contained in the Notes, the Note Purchase Agreement or the Registration Rights Agreement shall have occurred and such breach shall have continued unremedied for 180 days, then the Company shall cause the number of members of its Board of Directors to be increased by one and shall cause one person designated by the holders of a majority of the out standing principal amount of the Notes to be elected to its Board of Directors as a member of such class of the Board of Directors the term of which shall have the longest unexpired portion. Such designee shall serve until the next annual meeting of stockholders of the Company following the election of such person to the Board of Directors at which directors of such class are to be elected.

         8.2 Election at Annual Meetings. Commencing with the next annual meeting of stockholders of the Company following the election of such person to the Board of Directors at which directors of such class are to be elected, and at each annual meeting of stockholders thereafter at which directors of such class are to be elected, until such time as (i) all interest (including, without limitation, Special Interest) shall have been paid in full and (ii) there shall exist no breach of any of the Company's agreements contained in the Notes, the Note Purchase Agreement or the Registration Rights Agreement, the holders of a majority of the outstanding principal amount of the Notes shall be entitled to nominate one director to the Company's Board of Directors. The Company shall cause such nominee to be included in the slate of nominees recommended by the Board to the Company's stockholders for election as directors, and the Company shall use its best efforts to cause the election of such nominee, including voting all shares for which the Company holds proxies (unless otherwise directed by the stockholder submitting such proxy) or is otherwise entitled to vote, in favor of the election of such person.

         8.3 Vacancies. In the event any such nominee of the holders of a majority of the outstanding principal amount of the Notes shall cease to serve as a director for any reason, other than by reason of the holders of a majority of the outstanding principal amount to the Notes not being entitled to nominate a nominee as provided in Section 8.2, the Company shall use its best efforts to cause the vacancy resulting thereby to be filled by a nominee of the holders of a majority of the outstanding principal amount of the Notes.

         8.4 Resignation of Director. If at any time (i) all interest (including, without limitation, Special Interest) shall have been paid in full and (ii) there shall exist no breach of any of the Company's agreements contained in the Notes, the Note Purchase Agreement or the Registration Rights Agreement, the right of the holders of a majority of the outstanding principal amount of the Notes to designate one director shall cease (subject to revesting in the event of each and every subsequent event of the character giving rise to such right) and such director shall promptly tender his resignation.

Section 9.  Subordination.

         9.1 Agreement of Subordination. The Company covenants and agrees, and the holder of this Note (whether upon original issue or upon transfer, assignment or exchange thereof), by his acceptance hereof, likewise covenants and agrees, that the payment of the principal of, premium, if any, and interest on this Note, together with any other payments payable in respect of this Note, including, without limitation, any amount payable in connection with the redemption or repurchase of this Note ("Subordinated Amounts") shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Note or hereafter incurred.

         The term "Senior Indebtedness" shall mean the principal of, premium, if any, and interest on, and any other payment due pursuant to any of the following, whether outstanding at the date hereof or hereafter incurred or created:

              (a) all  indebtedness  of the Company for money  borrowed  arising under or in connection with the Loan Agreement, as it may be further amended or modified from time to time, and all renewals, extensions, refundings or refinancings of such indebtedness incurred with financial institutions, insurance companies or other institutional lenders (any such indebtedness and renewals, extensions, refundings or refinancings thereof, "Senior Institutional Indebtedness");

              (b) all indebtedness of the Company for money borrowed other than Senior Institutional Indebtedness (including, without limitation, any indebtedness secured by a mortgage, conditional sales contract or other Lien which is (i) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another, or
(ii) existing on property at the time of acquisition thereof);

              (c)  all   indebtedness   of  the  Company   evidenced  by  notes,
debentures, bonds or other securities sold by the Company for money;

              (d) all lease obligations of the Company which are capitalized on the books of the Company in accordance with generally accepted accounting principles;

              (e) all indebtedness of others of the kinds described in either of the preceding clauses (b) or (c) and all lease obligations of others of the kind described in the preceding clause (d) assumed by or guaranteed in any manner by the Company or in effect guaranteed by the Company through an agreement to purchase, contingent or otherwise.

              (f) all indebtedness of any Subsidiary of the Company for which the Company is liable as a guarantor;

              (g) all renewals, extensions, refundings or refinancings of indebtedness of the kinds described in any of the preceding clauses (b), (c),
(e) and (f) and all renewals or extensions of lease obligations of the kinds described in either of the preceding clauses (d) and (e);

              (h) interest accruing subsequent to the filing of a petition initiating any bankruptcy, insolvency or similar proceeding with respect to any indebtedness or lease obligation of the Company;

              (i) all obligations of the Company in respect of any interest rate or currency swap or similar agreements entered into with any holder of any Senior Indebtedness; and

              (j) all fees, expenses, reimbursements and other amounts payable to holders of Senior Indebtedness under the terms of the instrument or lease creating or evidencing the same,

unless, in the case of any particular indebtedness, lease, renewal, extension, refunding or refinancing, the instrument or lease creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, lease, renewal, extension, refunding or refinancing is not senior in right of payment to the Notes or is expressly subordinate by its terms in right of payment to all other indebtedness of the Company.

         This Section 9 shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and they and/or each of them may enforce such provisions in accordance with the provisions of this Note.

         No provision of this Section 9 shall prevent the occurrence of any default or Event of Default hereunder.

         9.2 Payments to Note Holders. No payment shall be made by the Company of any Subordinated Amounts: (a) in the event and during the continuation of any default in the payment (a "Payment Default") of principal, premium, if any, interest or any other payment due on any Senior Indebtedness under or in connection with the instrument, agreement or lease evidencing such Senior Indebtedness and the holders of the requisite principal amounts of such Senior Indebtedness or their agents shall not have delivered to the holder of this Note a notice of waiver of the benefits of this clause (a) and a consent to the making of scheduled payments on or on account of this Note or taking any other prohibited action until further notice from such holders or such agents; or (b) in the event of receipt of written notice by the holder of this Note from the holders of any Senior Institutional Indebtedness or their representatives of a default (other than a Payment Default) permitting acceleration of any Senior Institutional Indebtedness for a period (the "Blockage Period") terminating on the earlier to occur of (i) the cure, waiver or cessation of such default or
(ii) 180 days from the date of receipt of written notice thereof by the holder of this Note. At the expiration of such Blockage Period, and so long as there does not exist a Payment Default, the Company shall promptly pay to the holder of this Note all sums not paid during such Blockage Period as a result of this paragraph. For all purposes of this paragraph, no event of default that existed or was continuing with respect to the Senior Institutional Indebtedness to which the Blockage Period relates on the date such Blockage Period commenced shall be or be made the basis for the commencement of any subsequent Blockage Period by the holder or holders of such Senior Institutional Indebtedness (or their respective agents) unless such event of default is cured or waived for a period of not less than 90 consecutive days. There shall be no more than one Blockage Period initiated in any 360-day period.

         Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment (other than equity securities or other securities of the Company or any other entity, the payment of which is subordinated at least to the extent provided in this Section 9 to the payment of all Senior Indebtedness that may at the time be outstanding) is made on account of the principal, premium, if any, or interest on, or other amounts payable in respect of, this Note including, without limitation, any amount payable in connection with the redemption of this Note; and upon any such dissolution, winding-up or liquidation or reorganization any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holder of this Note would be entitled, except for the provisions of this Section 9, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holder of this Note if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the holder of this Note.

                  In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the holder of this Note before all Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instrument evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

         9.3 Subrogation of Note. Subject to the payment in full of all Senior Indebtedness, the rights of the holder of this Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on this Note (including, without limitation, Special Interest) shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holder of this Note would be entitled except for the provisions of this Section 9, and no payment over pursuant to the provi sions of this Section 9, to or for the benefit of the holders of Senior Indebtedness by the holder of this Note, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the holder of this Note, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provi sions of this Section 9 are and are intended solely for the purpose of defining the relative rights of the holder of this Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

         If any payment or distribution to which the holder of this Note would otherwise have been entitled but for the provisions of this Section 9 shall have been applied, pursuant to the provisions of this Section 9 to the payment of amounts payable under Senior Indebtedness of the Company, then, and in such case, the holder of this Note shall be entitled to receive from the holders of Senior Indebtedness the full amount of any such payments or distributions received by holders of Senior Indebtedness in excess of the amount sufficient to pay in full all amounts payable under, or in respect of, the Senior Indebtedness of the Company.

         Nothing contained in this Section 9 or elsewhere in this Note is intended to or shall impair or affect, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holder of this Note, the obligation of the Company, which is absolute and unconditional, to pay to the holder of this Note the principal of (and premium, if any) and interest (including without limitation, Special Interest) on this Note as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the holder of this Note and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Section 9 of the holders of Senior

Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

         Upon any payment or distribution of assets of the Company referred to in this Section 9, the holder of this Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Persons making such payment or distribution, delivered to the holder of this Note, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto and to this Section 9.

         9.4 Notice to Note Holders. The Company shall give prompt written notice to the holder of this Note of any fact known to the Company that would prohibit the making of any payment to the holder of this Note.

         9.5 Note Holder's Relation to Senior Indebtedness. The holder of this Note shall be entitled to all the rights set forth in this Section 9 in respect of any Senior Indebtedness at any time held by it, to the extent as any other holder of Senior Indebtedness, and nothing in this Note shall deprive the holder of this Note of any of its rights as such holder.

         With respect to the holders of Senior Indebtedness, the holder of this Note undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Note, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Note against the holder of this Note. The holder of this Note shall not be deemed to owe any fiduciary duty to the holders of Senior Indebt edness and the holder of this Note shall not be liable to any holder of Senior Indebtedness if it shall mistakenly pay over or deliver to the Company or any other Person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Section 9 or otherwise.

Section 10. Covenants.

         10.1 Notice of Defaults. The Company will give notice in writing to the holder of this Note immediately upon becoming aware of the occurrence of any Default or Event of Default under this Note.

         10.2 Consolidations and Mergers. The Company shall not merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whenever acquired), except that the Company may consolidate or merge with or into, or sell all or substantially all of its assets to, any Person if:

              (a) the corporation formed by such consolidation or surviving such merger or the Person that acquires all or substantially all of the assets of the Company shall be (after giving effect to such transaction) a Solvent corporation organized and existing under, the laws of the United States, any state thereof, or the District of Columbia and, in the case of the acquisition of all or substantially all of the assets of the Corporation, shall expressly assume in writing all of the obligations of the Company under the Note Purchase Agreement, this Note (including, without limitation, the obligation to issue shares of common stock upon the conversion of any portion of this Note) and the Registration Rights Agreement;

              (b) immediately after giving effect to such transaction, no default under, or breach of, the provisions of this Note, exists;

              (c) the corporation formed by or surviving any such transaction or the Person that acquires all or substantially all of the assets of the Com pany shall have a Consolidated Net Worth at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; and

              (d) the Company  shall have  furnished  to the holder of this Note
(i) an opinion of counsel satisfactory to the holders of a majority of the outstanding principal amount of the Notes, addressing the matters (other than solvency) set forth in clause (a) above and (ii) the certificate of the Chief Financial Officer of the Company to the effect that such transaction has been consummated in compliance with the foregoing requirements; provided, however, that nothing in this Section 10.2 shall affect the rights of the holder of this Note under the Note Purchase Agreement, this Note or the Registration Rights Agreement.

         10.3 Limitation on Transactions with Affiliates. Neither the Borrower nor any Subsidiary of the Borrower will enter into or permit to exist any transactions with (a) any Person who is a holder of 5% or more of any class of equity or debt securities of the Borrower or an Affiliate of any such holder, or
(b) a director or officer of the Borrower or a Subsidiary of the Borrower, (the Persons referred to in clauses (a) and (b) being referred to herein as "Affiliated Persons") other than on terms and conditions as favorable to the Borrower or such Subsidiary as would be obtainable at the time in a comparable arm's length transaction with any Person who is not such an Affiliated Person.

         10.4 CUSIP Numbers; PORTAL and DTC. The Borrower will use commercially reasonable efforts to obtain CUSIP numbers for the Notes and, if requested by the holder of this Note, to arrange for the Notes to be eligible for transfer through the Depositary Trust Company and through the PortalSM Market of the National Association of Securities Dealers, Inc.

         10.5 [Intentionally left blank]

         10.6 Quarterly Calculation of Conversion Price. For each quarterly period of the Company, beginning with the quarterly period ending December 31, 1996, the Company shall prepare and deliver a written statement to the holder of this Note within ten (10) days following the end of such quarterly period that sets forth a calculation of the Conversion Price of this Note then in effect; provided, further, that such written statement shall be accompanied by a statement of the Company's independent accountants indicating that they have reviewed and are in agreement with the calculation set forth in the aforementioned statement.

         10.7 [Intentionally left blank]

         10.8 [Intentionally left blank]

         10.9 [Intentionally left blank]

         10.10 Additional Information. The Company will deliver to the holder of this Note, as soon as available but no later than the 15th day of each month, a notice specifying or attaching the following information as to the Company, all certified by the Company's Chief Financial Officer:

          (a) statement of cash receipts and disbursements for the preceding month;

          (b) statement of cash balances at preceding month end for the Company and each of its Subsidiaries;

          (c)  itemized   statement  of  selling,   general  and  administrative
               expenses of the Company and its Subsidiaries for the preceding month;

          (d) enrollment changes by category and region for the preceding month;

          (e) updated month-by-month projection of sources and uses of cash for the next six months;

          (f) copies of all correspondence with regulators in the preceding month; and

          (g) schedule of in-patient days per thousand by category of business and region for the preceding month.

Section 11. Defaults and Remedies.

         11.1 Event of Default. An "Event of Default" shall occur if:

              (a) the Company defaults in the payment of interest (including, without limitation, Special Interest) on this Note when the same becomes due and payable and such default continues for a period of 15 Business Days, whether or not such payment shall be prohibited by the provisions of Section 9 hereof;

              (b) the Company defaults in the payment of principal of this Note when the same becomes due and payable at maturity, upon redemption or otherwise, whether or not such payment shall be prohibited by the provisions of Section 9 hereof;

              (c) the Company fails to comply with any provision of Section 10 hereof or Article 9 of the Note Purchase Agreement;

              (d) the Company fails to comply with any agreements (other than those referred to in clauses (a), (b) or (c) above) in the Note Purchase Agreement, this Note or the Registration Rights Agreement and, if such failure is capable of being remedied, such failure continues unremedied for 30 days after notice thereof by the holders of a majority of the then outstanding principal amount of the Notes;

              (e) the Company or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                    (i) commences a voluntary case,

                    (ii) consents to the entry of an order for relief against it in an involuntary case,

                    (iii) consents to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official (a "Custodian") of it or for all or substantially all of its property, or

                    (iv) makes a general assignment for the benefit of its creditors;

              (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (i) is for relief against the Company or any of its Subsidiaries in an involuntary case,

                    (ii) appoints a Custodian of the Company or any of its Subsidiaries or for all or substantially all of its property, or

                    (iii) orders the winding up or liquidation of the Company or any of its Subsidiaries and the order or decree remains unstayed and in effect for 60 days;

              (g) the Company or any of its Subsidiaries defaults in the payment of Indebtedness aggregating in excess of $1,000,000 when due, after any grace periods with respect thereto shall have expired and upon non-waiver by the holders of any such Indebtedness and such default continues unremedied for 30 days, or there has been an acceleration of in excess of $1,000,000 aggregate principal amount of Indebtedness of the Company by the holder thereof following an event of default as defined in any mortgage, indenture, agreement or instrument under which there may be issued or by which there may be secured or evidenced such Indebtedness of the Company, whether such Indebtedness now exists or shall hereafter be created;

              (h) a judgment for the payment of money the uninsured portion of which exceeds $10,000,000 shall be rendered against the Company or any of its Subsidiaries and shall remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days after the date on which the judgment has been rendered, unless (i) no proceeding for execution of such judgment has been commenced or (ii) any such proceeding has been stayed;

              (i) the Company or any Subsidiary of the Company shall default in the payment of any indebtedness for money borrowed having an aggregate principal amount of $250,000 or more, or any lease obligation having aggregate rental payments of $250,000 or more beyond any grace period provided with respect thereto or any other event or condition shall exist under any agreement or instrument under which such indebtedness for money borrowed or lease obligation is created or evidenced beyond any applicable grace period, if the effect of such event or condition is to cause the holder of such indebtedness for money borrowed or lessor (or a trustee on behalf of any such holder or lessor) to (i) cause such indebtedness for money borrowed or lease obligation to become due prior to its date of maturity or (ii) require the borrower or any Person that is a subsidiary of the borrower to purchase such indebtedness for money borrowed or assume such lease obligation; or

              (j) any action is taken by a federal, state or local regulatory authority with respect to the Company and results in (i) the revocation of any license necessary for the Company to conduct its business, (ii) the Company being put into rehabilitation or receivership or (iii) the appointment of a Custodian for the Company or for all or substantially all of its business or the taking of similar action.

         11.2  Acceleration.  If an Event of Default occurs under clauses (e) or
(f) of Section 11.1, then the principal of and the accrued interest on all Notes shall become due and payable immediately, whether or not notice of such Event of Default shall have been given by any holder of Notes. If any Event of Default occurs and is continuing for a period of fifteen (15) days, holders holding a majority of the then outstanding principal amount of the Notes by notice to the Company may declare the principal of and accrued interest on all the Notes to be due and payable immediately. Upon such declaration such principal and interest shall be due and payable immediately. The holders of a majority of the then outstanding principal amount of the Notes may rescind an acceleration and its consequences if all existing Events of Default (other than nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree. Nothing in this Section 11.2 shall limit or modify the provisions of Section 9.

         11.3 Other Remedies. If an Event of Default occurs and is continuing, the holder of this Note may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on this Note or to enforce the performance of any provision of this Note, the Note Purchase Agreement or the Registration Rights Agreement.

         The holder of this Note may maintain a proceeding even if it does not possess the Note or does not produce it in the proceeding. Except as otherwise provided by law, a delay or omission by the holder of this Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         11.4 Waiver of Defaults. Holders of a majority of the then outstanding principal amount of the Notes may waive in writing a default and its consequences (other than a default in the payment of principal of or interest on this Note). When a default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any consequent right.

         11.5 Control by Majority. Holders of a majority in outstanding principal amount of the Notes may direct the time, method and place of conducting any proceeding for any legal remedy available to the holders; provided, however, that if an "Event of Default" occurs under clause (a) or (b) of Section 11.1, the holder of this Note, if it exercises its right to accelerate the maturity of this Note, may proceed, subject to the penultimate sentence of Section 11.2, to enforce its remedies with or without the holders of any other Notes at the time and place and in the manner determined by such holder in its sole discretion.

Section 12. Definitions.

         For the purposes of this Note, the following terms shall have the meanings indicated:

         "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

         "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law to close.

         "Change of Control" of the Company shall mean such time as:

                    (i) Any Person or  "group"  (within  the  meaning of Section
               13(d)(3) of the Exchange Act) other than the Principal Shareholders or the Purchaser is or becomes the beneficial owner, directly or indirectly, of outstanding shares of capital stock of the Company, entitling such Person or Persons to exercise 50% or more of the total votes entitled to be cast at a regular or special meeting, or by action by written consent, of shareholders of the Company (the term "beneficial owner" shall be determined in accordance with Rule 13d-3, promulgated by the Commission under the Exchange Act);

                    (ii) A majority  of the Board of  Directors  of the  Company shall consist of Persons other than Continuing Directors. The term "Continuing Director" shall mean any member of the Board of Directors of the Company on the Closing Date and any other member of the Board of Directors who shall be recommended or elected to succeed or become a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors of the Company;

                    (iii) The  shareholders of the Company shall have approved a recapitalization, reorganization, merger, consolidation or similar transaction, in each case, with respect to which all or substantially all the Persons who were the respective beneficial owners of the outstanding shares of capital stock of the Company immediately prior to such recapitalization, reorganization,
               merger  or   consolidation,   beneficially   own,   directly   or
               indirectly, less than 50% of the combined voting power of the then outstanding shares of capital stock of the Company resulting from such recapitalization, reorganization, merger, consolidation or similar transaction;

                    (iv) The  shareholders of the Company shall have approved of the sale or other disposition of all or substantially all the assets of the Company in one transaction or in a series of related transactions;

                    (v) Immediately after any merger, consolidation, recapitalization or similar transaction, the Principal Shareholders (A) shall have increased the aggregate percentage of the outstanding shares of capital stock of the Company they beneficially own, directly or indirectly, by 10% of such outstanding shares of capital stock or more (or if the entity surviving such transaction is a corporation, the Principal Shareholders' ownership in the new entity shall have increased by 10% or more of their aggregate percentage of ownership of the Company immediately prior to the transaction) and (B) shall be the beneficial owners directly or indirectly, of outstanding shares of stock of the Company (or any Person surviving such transaction) entitling them collectively to exercise 50% or more of the total voting power of shares of capital stock of the Company (or the surviving Person in such transaction) and, in anticipation of, in connection with or as a result of, such transaction, the Company (or such surviving Person) shall have incurred or issued additional Indebtedness such that the total Indebtedness so incurred or issued equals at least 50% of the consideration payable in such transaction; provided, however, that any such transaction shall not be considered a Change of Control if the holders of Notes shall have participated therein on no less than a pari passu basis (assuming conversion of all such holders' Notes into Conversion Shares) with the Principal Shareholders; or

                    (vi) The shareholders of the Company approve any transaction
               (or if no such approval is required, upon the occurrence of any transaction) the result of which is that the Common Shares shall no longer be required to be registered under Section 12 of the Exchange Act and that the holders of shares of Common Stock do not receive common stock of the Person surviving such transaction that is required to be registered under Section 12 of the Exchange Act.

         "Class A Common Stock" shall mean the Class A Common Stock, par value $.01 per share, of the Company.

         "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

         "Conversion Price" shall mean (i) $4.00 with respect to $5,000,000 aggregate principal amount of the Notes and (ii) $8.00 with respect to the remainder of the Notes, in each case subject to adjustment (after the date of Amendment No. 2) as set forth in Section 7.4(b).

         "Current Market Price" per share of Common Stock shall mean, on any date specified herein for the determination thereof, (a) the average daily Market Price of the Common Stock for the twenty trading days immediately preceding such date (if no Market Price is available for any given day, such trading day shall not be included in the determination of the Current Market Price), and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, a market price per share determined in good faith by the Board of Directors of the Company or, if the holders of a majority of the Notes so elect within twenty business days after notice of the necessity of such calculation shall have been delivered by the Company to the holders of the Notes, then at the Company's expense by an appraiser chosen by the holders of a majority of the Notes with the consent of the Company, which consent shall not be unreasonably withheld.

         "Loan Agreement" shall mean the Loan Agreement among the Company, WellCare of New York, Inc, WellCare Development, Inc., WellCare Administration, Inc., Wellcare Medical Management, Inc. and Key Bank of New York, dated June 28, 1995.

         "Market Price" shall mean, per share of Common Stock, on any date specified herein: (a) the closing price per share of the Common Stock on such date published in the Wall Street Journal or, if no such closing price on such date is published in the Wall Street Journal, the closing price on such date, as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the National Association of Securities Dealers, Inc., the last trading price (the closing sale price) of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices of the Units, on such date as shown by the National Market System of the Nasdaq Stock Market and reported by any member firm of the New York Stock Exchange selected by the Company.

         "Person" shall mean any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         "Subsidiary" shall mean, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

Section 13. Miscellaneous.

         13.1 GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

         13.2 Waiver of Notice. The Company, to the extent permitted by law, hereby waives presentment, demand, notice, protest and all other demands and notices in connection with delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided herein or in the Note Purchase Agreement.

         13.3 Amendment. The terms of this Note other than the principal amount, the maturity date and the interest rate, may be amended only by the written agreement of the holders of the majority of the then outstanding principal amount of the Notes, and then only if identical amendments are made simultaneously to all other then outstanding Notes. The principal amount, maturity date and interest rate of this Note may be amended only by the written agreement of the holder of this Note.

         13.4 Reacquired Notes. Any Note converted, redeemed, purchased or otherwise acquired by the Company or any of its Subsidiaries in full in any manner whatsoever, shall be deemed canceled immediately upon such conversion, redemption, purchase or other acquisition. None of the outstanding principal amounts of any Notes held by the Company or any of its Subsidiaries or Affiliates shall be deemed at any time to be outstanding for purposes of determining whether the holders of any percentage of the outstanding principal amount of the Notes have taken or desire to take any action as holders of the Notes.

         13.5 Exchange of Notes. At the option of the holder of this Note, this Note may be exchanged for other Notes of like tenor and of a like aggregate principal amount, upon surrender of this Note at the principal office of the Company; provided, however, that the minimum denomination of any Note to be issued in exchange for this Note shall be at least $100,000, unless the holder of this Note shall have purchased this Note in a public offering or subsequent to a public offering thereof, in which case the minimum denomination of any Note to be issued in exchange for this Note shall be at least $1,000.


                                       THE WELLCARE MANAGEMENT GROUP,
                                       INC.


                                       By:  /s/ Joseph R. Rapa
                                          ---------------------------
                                       Name:    Joseph R. Papa
                                       Title:   President/CEO